UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 12, 2013

Time	5:00 P.M., Eastern Time

Place	Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421

Webcast	Go to http://www.agenusbio.com/investors starting at 5:00 P.M., Eastern Time on June 12, 2013. The webcast will be archived on our website for at least thirty days after the date of the 2013 Annual Meeting of Stockholders.

Proposals	1. To elect Brian Corvese and Timothy R. Wright as Class I directors, each for a term of three years expiring in 2016.

2. To approve an amendment to our 2009 Equity Incentive Plan (as amended).

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

4. To consider any other business as may properly come before the 2013 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 15, 2013.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2013 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the 2013 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it to us. If you attend the meeting and wish to vote in person, your proxy will not be used. Stockholders may also vote their shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report on Form 10-K to stockholders on the internet. We believe that posting these materials on the internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meetings of stockholders.

By order of the Board of Directors,

Karen Higgins Valentine, Secretary

April 23, 2013

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts

Telephone: (781) 674-4400

PROXY STATEMENT

APRIL 23, 2013

This proxy statement contains information about the 2013 Annual Meeting of Stockholders of Agenus Inc. (the “2013 Annual Meeting”), including any postponements or adjournments of the meeting. The 2013 Annual Meeting will be held at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421 on June 12, 2013 at 5:00 P.M., Eastern Time.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us”, “we” or the “Company.”

This proxy statement and solicitation is being made on behalf of the Board of Directors of Agenus Inc.

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, we first sent a Notice of Internet Availability of Proxy Materials on or about April 23, 2013 and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2012 and a form of proxy) over the internet, beginning on April 23, 2013, to each stockholder entitled to vote at the 2013 Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2012 and a form of proxy) on or about April 30, 2013.

Our Annual Report on Form 10-K for the year ended December 31, 2012 is also available on the “Investors” section of our corporate website at http://www.agenusbio.com/investors and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or in person at the 2013 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or in person at the 2013 Annual Meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 15, 2013, the record date, entitles you to one vote on each matter to be voted upon at the 2013 Annual Meeting. On the record date, there were 27,853,844 shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

•     Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 11, 2013.

•     By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 11, 2013.

•     By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•     In person at the 2013 Annual Meeting. If you attend the 2013 Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2013 Annual Meeting. To do this, you must do one of the following:

•     Vote over the internet as instructed above. Only your latest internet vote is counted.

•     Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•     Sign a new proxy card and submit it as instructed above.

•     Attend the 2013 Annual Meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote in person at the 2013 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote at the 2013 Annual Meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. Proposal 3 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your brokerage firm cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving them your proxy. This ensures your shares will be voted at the 2013 Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2013 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2013 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the 2013 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect two Class I directors for a term of three years.

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. If your shares are held by your broker in “street name” and if you do not vote your shares or instruct your broker how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our 2009 Equity Incentive Plan (as amended).

To approve Proposal 2, stockholders holding a majority of the shares of Agenus common stock present or represented by proxy at the 2013 Annual Meeting and voting on the matter must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

Proposal 3—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

To approve Proposal 3, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares on Proposal 3. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•     FOR Proposal 1—To elect the nominated Class I directors, each for a term of three years.

•     FOR Proposal 2—To approve an amendment to our 2009 Equity Incentive Plan (as amended).

•     FOR Proposal 3— To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Are there other matters to be voted on at the 2013 Annual Meeting?	We do not know of any other matters that may come before the 2013 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2013 Annual Meeting?	We will report the voting results in a Form 8-K within four business days after the end of the 2013 Annual Meeting.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012 are available on our website at http://www.agenusbio.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet, you will receive a notice in the mail next year with instructions containing the internet address to access those documents. Your election to receive proxy materials by email will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class I directors. Each nominee currently serves as a Class I director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently is fixed at six members and consists of six members. Two current members are Class I directors, with a term expiring at the 2013 Annual Meeting. Two current members are Class II directors, with terms expiring at the 2014 Annual Meeting of Stockholders. Two current members are Class III directors, with terms expiring at the 2015 Annual Meeting of Stockholders. The Board has nominated Brian Corvese and Timothy R. Wright, each of whom is a current Class I director, for re-election to a term expiring at the 2016 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Brian Corvese and Timothy R. Wright; the nominees listed below, as Class I directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominees for directors.

Below are the names and certain information about each member of the Board, including the nominees for election as Class I directors:

NOMINEES FOR CLASS I DIRECTORS—TERMS TO EXPIRE IN 2016

Brian Corvese Age: 55 President and Founder of Vencor Capital Director since 2007 (a) Audit and Finance Committee (Chair) (b) Compensation Committee	Mr. Corvese is President and Founder of Vencor Capital, a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of the National Telecommunications Corporation, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 25 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Timothy R. Wright

Age: 55

Director Drug Development,

The Ohio State University

Comprehensive Cancer

Center

Director since 2006, Lead

Director since 2009

(a) Compensation Committee (b) Corporate Governance and Nominating Committee

(Chair)

(c) Audit and Finance Committee

(d) Business Advisory Committee

Mr. Wright is currently the founder and head of The Ohio State University Comprehensive Cancer Center Drug Development Institute, a position he has held since September 2011. From July 2011 to July 2012, Mr. Wright served as Chairman, Interim CEO, and a member of the Board of Directors of Curaxis Pharmaceuticals Corporation, a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s disease and cancer. Prior to Mr. Wright’s tenure at Curaxis, the company had been experiencing financial difficulties and, as a result, Curaxis filed for Chapter 11 in July 2012. Prior to that, Mr. Wright served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien. Covidien is an $11 billion global leader in medical devices and supplies, diagnostic imaging agents, pharmaceuticals, and other healthcare products. Mr. Wright brings to our Board over 28 years of global pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Over his career, Mr. Wright has served on nine Boards of Directors, five in North America and four in Europe and Asia. Mr. Wright earned his bachelor’s degree from Ohio State University.

CLASS II DIRECTORS—TERMS TO EXPIRE IN 2014

Garo H. Armen, Ph.D. Age: 60 Founder, Chairman, and Chief Executive Officer of Agenus Inc. Director since 1999 (a) Business Advisory Committee (Chair)

Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., the biotechnology company he co-founded with Pramod Srivastava in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a privately held biotechnology company. Dr. Armen served as Senior Vice President of Research for Dean Witter Reynolds (1986–1989), focusing on the chemical and pharmaceutical industries, and with E.F. Hutton & Company as first Vice President (1981–1986). Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia.

Tom Dechaene

Age: 53

Advisor to

Telecommunications, Media

and High Technology

Industries

Director since 1999,

Lead Director 2006-2009

(a) Audit and Finance Committee

(b) Corporate Governance and Nominating Committee

Mr. Dechaene is an advisor to various TMT (telecom, media and technology) and life sciences companies. Mr. Dechaene serves on the boards of KBC Group, a financial group listed on the NYSE Euronext, and Bourn Hall International Ltd, a private provider of IVF services in India and the MENA region. Between 2007 and 2012 Mr. Dechaene was an independent director of Transics N.V., a company listed on NYSE Euronext. Mr. Dechaene was a director of Telindus NV, listed on Euronext, from 2005 until its acquisition by Belgacom in 2006. Between 2006 and 2012 Mr. Dechaene was a director of the Telindus Foundation in the Netherlands. From 2000 to 2002, Mr. Dechaene was the Chief Financial Officer of SurfCast Inc., a software development company. He was with Deutsche Bank from 1991 through 1999, most recently as a director in the principal investments group within the equity capital markets division. Mr. Dechaene holds a law degree from the Central Exam Commission, Belgium, a master’s degree in applied economics from the University of Antwerp, and a master’s degree in business administration from INSEAD, France.

CLASS III DIRECTORS—TERMS TO EXPIRE IN 2015

Wadih Jordan Age: 78 President, NearEast Enterprise Director since 2003 (a) Compensation Committee (Chair)

Mr. Jordan is President of NearEast Enterprise, a company that markets pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt, and the Gulf countries. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. Since December 2003, Mr. Jordan has been a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University. Mr. Jordan brings to our Board years of expertise in both the biotechnology/pharmaceutical and international arenas.

Shalini Sharp Age: 38 Chief Financial Officer and Senior Vice President, Finance of Ultragenyx Pharmaceutical Director since 2012 (a) Business Advisory Committee	Ms. Sharp is Chief Financial Officer and Senior Vice President, Finance of Ultragenyx Pharmaceutical. Ms. Sharp served as Vice President and Chief Financial Officer of Agenus from 2006 to 2012, and was most recently appointed a member of the Board effective May 11, 2012. She joined Agenus in 2003 and held increasing roles of responsibility spanning strategic planning, corporate development, investor relations, corporate finance and business development activities. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals from 1998 to 2003, including serving as chief of staff to the Chairman of the Board of Directors during that company’s restructuring. With 16 years of industry experience, Ms. Sharp has spearheaded numerous financing and business development transactions that have been critical to the success of Agenus and Elan. Prior to Elan, Ms. Sharp was a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp holds both a bachelor’s degree and a master’s degree in business administration from Harvard University. Ms. Sharp brings to our Board over nine years of institutional knowledge of Agenus as well as her expertise in the biotechnology and banking industries.

Vote Required

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions and “broker non-votes” are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares or instruct your broker how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR Proposal 1.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Agenus to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board

The Board monitors overall corporate performance, the integrity of our financial controls, risk management, and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by the Company on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive an annual report from the Company’s Chief Compliance Officer outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive risk taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, engages with each new Board member to introduce each new member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors Handbook that provides them with a summary of these practices and policies.

In 2012, the Board met six times, and acted by written consent twice. During 2012, each of our directors attended at least 75% of the total number of meetings of the Board held during the period during which the director served, and all meetings of committees of the Board on which the director served during the periods the director served. In 2012, all of our Board members attended our annual meeting of stockholders. We expect our Board members to attend the 2013 Annual Meeting.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews these Governance Guidelines from time to time, as needed. The Governance Guidelines are posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2003. The Board reviewed, revised, and updated the Code of Ethics most recently in December 2012. The Code of Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer or controller, or persons performing similar functions. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Ethics is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free copy of our Code of Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

Independence of Directors

Our Governance Guidelines provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Corvese, Mr. Dechaene, Mr. Jordan and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as Chief Executive Officer. Ms. Sharp is also currently not independent due to her employment history with the Company. We anticipate that Ms. Sharp will be deemed an independent director as of May 11, 2015. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately prior to regularly scheduled Board meetings. Four such meetings were held during 2012.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, the Audit and Finance Committee and the Business Advisory Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead director role (as described above);

•	executive sessions of the independent directors held prior to quarterly board meetings; and

•	an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations for our early-stage biotechnology company, the overall independence of the Board from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has five standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Research and Development Committee, and the Business Advisory Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Brian Corvese, Chair Tom Dechaene Timothy R. Wright	Meetings in 2012: 8

The Audit and Finance Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Board has determined that Mr. Corvese, Chair of the Committee, and Mr. Dechaene each qualify as audit committee financial experts. For a description of Mr. Corvese and Mr. Dechaene’s relevant experiences that qualify them as audit committee financial experts, please see their biographies on page 6 and page 8. During the entirety of 2012, the Audit and Finance Committee consisted of Mr. Corvese (Chair), Mr. Dechaene, and Mr. Wright. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually, and periodically meets with our Chief Compliance Officer. The committee conducts a meeting each quarter to review the consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit and Finance Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 55.

Compensation Committee

Members: Wadih Jordan, Chair Brian Corvese Timothy R. Wright	Meetings in 2012: 4

The Compensation Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. During the entirety of 2012, Mr. Jordan, Mr. Corvese and Mr. Wright were members of the Compensation Committee. The committee’s primary responsibilities are to address our executive officers’ and key employees’ development, retention, and performance and to oversee compensation and benefit matters. It reviews and approves compensation policies for Agenus to ensure that our compensation strategy supports organizational objectives and stockholder interests and does not create incentives for inappropriate risk-taking. The committee determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of all other executive officers and certain key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans and any director compensation plans.

The Compensation Committee considers appropriate companies for compensation comparison purposes and retains an outside compensation consultant, Oyster Pond Associates, to provide market reference information for compensation and benefits. The committee has the authority to retain special legal, accounting, or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. Please also see the Compensation Discussion and Analysis starting on page 16, and the accompanying Compensation Committee Report on page 29.

Corporate Governance and Nominating Committee

Members: Timothy R. Wright, Chair Tom Dechaene	Meetings in 2012: 5

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. During the entirety of 2012, the Corporate Governance and Nominating Committee consisted of Mr. Wright (Chair) and Mr. Dechaene. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, and issues of corporate public responsibility, and oversees the Company’s succession planning. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics and meets periodically with our Chief Compliance Officer, including meeting, as needed, for a separate private session with the Chief Compliance Officer without management present.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director. Mr. Wright did not participate in determination of his own nomination.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy on diversity. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been identified primarily through referrals and the executive network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director c/o Chief Compliance Officer.

In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this by-law provision, see Additional Information on page 56 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Research and Development Committee (Activities Suspended)

Members: Timothy R. Wright	Meetings in 2012: 0

The Research and Development Committee has been charged with reviewing important matters involving research and development strategies and the acquisition and protection of the Company’s intellectual property rights and assets, and providing its perspective on such matters to the full Board. During the entirety of 2012, Mr. Wright was the sole member of our Research and Development Committee. Given the composition of the Board and the activities of the Company, on December 8, 2011 the Board voted to suspend the activities of the Research and Development Committee until further notice. The charter of the Research and Development Committee is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Business Advisory Committee

Members: Garo H. Armen, Chair Shalini Sharp Timothy R. Wright	Meetings in 2012: 3

The Business Advisory Committee was formed on June 14, 2012 to provide advice, understanding and guidance both to the management of the Company and to the Board on matters involving business opportunities of strategic and commercial importance to the Company. Since its inception the Business Advisory Committee has consisted of Dr. Armen, Ms. Sharp, and Mr. Wright. The charter of the Business Advisory Committee is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director c/o Chief Compliance Officer. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Chief Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2012 were Mr. Jordan (Chair), Mr. Corvese, and Mr. Wright. No member of the Compensation Committee was at any time during 2012, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below, who are referred to throughout this proxy statement as our “named executive officers,” and the material factors relevant to an analysis of these policies and decisions.

Executive Summary

Our compensation program is designed to attract and retain the highest caliber talent, reward strong performance and align incentives with the creation of long-term stockholder value, taking into consideration the resource constraints currently faced by the Company. We believe that the short-term compensation of our named executive officers is positioned at approximately the 50th percentile of our compensation peer group, and that our long-term incentive programs are designed to preserve our cash resources, promote long-term decision-making and, through our equity programs, align reward with stock price appreciation.

As more specifically described below, during 2012 we entered into an agreement to explore new opportunities for QS-21 Stimulon®, initiated Phase 2 clinical development of HerpV, advanced our commercialization efforts for Oncophage® in Russia, raised additional non-dilutive capital to fund our operations, and reduced our operating expenses. This performance was in line with our annual corporate goals, and these goals were achieved under challenging circumstances. We believe that our incentive programs were funded in a manner consistent with our operating performance, our long-term objectives as a company, and our compensation philosophy.

Compensation Philosophy

Our executive compensation and benefits program is designed to attract and retain the highest caliber executives and reward and motivate them to pursue our strategic opportunities while effectively managing the risks and challenges inherent to an early-stage biotechnology company. We have created a compensation package that combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to incent and reward our senior management to achieve the following goals:

•	Build a creative and high performing team whose participants understand and share our business objectives and ethical and cultural values.

•	Demonstrate leadership and innovation in the identification, development, and commercialization of product candidates that fit our strategic objectives.

•

Effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of operations in order to maximize the value of each dollar deployed.

•	Identify and address our short- and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to our stockholders.

Our executive compensation strategy not only aims to be competitive in our industry, but also to be fair relative to other professionals within our organization. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives and is tied to the value we deliver to our stockholders. Our executives’ base salary, target annual bonus levels, and target annual long-term incentive award values are set at competitive levels. Executives have the opportunity to earn above-market pay only for above-market performance as measured against our peer group of companies (see “Competitive Market Review” for further information on our peer group).

We continually review our compensation approach in order to ensure our programs reward executives for achieving our goals and objectives in a manner consistent with other early-stage biotechnology companies. At the same time, in designing our compensation package we seek to reward executive decisions that align the Company’s goals and objectives with delivering positive shareholder returns. We evaluate and reward our executives based on their contribution to the achievement of short- and long-term goals and objectives and their capability to take advantage of unique opportunities and overcome difficult challenges within our business. We believe that our approach to setting goals and objectives, our mix of short-term and long-term incentives, and our evaluation of performance results assist us in managing any risk taking that may result from our compensation program and aligning our employees’ behavior with our overall business plan and the interests of our stockholders.

At the Company’s 2011 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 93.3% of the votes cast on that proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and this approach has not changed since the 2011 Annual Meeting of Stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our named executive officers. At our 2011 Annual Meeting of Stockholders, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Our stockholders approved a proposal to hold say-on-pay votes every three years. Accordingly, our Board adopted the policy to hold say-on-pay votes every three years until the next required “say-on-frequency” advisory vote, which will occur no later than our 2017 Annual Meeting of Stockholders. The next “say on pay” proposal will be submitted to our stockholders at our 2014 Annual Meeting of Stockholders.

Role of Our Compensation Committee

Our Compensation Committee approves, administers, and interprets our executive compensation and benefit policies, including awards that have been made under our 1999 Equity Incentive Plan, as amended and are currently being made under our 2009 Equity Incentive Plan, as amended to date (the “2009 Equity Incentive Plan”). Our Compensation Committee is appointed by our Board, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. Our Compensation Committee is comprised of Mr. Jordan (Chair), Mr. Corvese and Mr. Wright.

Our Compensation Committee ensures that our executive compensation and benefit program is consistent with our compensation philosophy and our Governance Guidelines, and determines the executive compensation packages offered to our officers.

Executive Compensation Program

Components of our Compensation Program

Our performance-linked compensation program consists of the four components listed below:

1.	Short-term compensation

a.	Base salary

b.	Annual incentive bonuses

2.	Long-term incentives

3.	Benefits

4.	Severance compensation and termination protection

We have established a goal deployment program to set and refine Company strategic objectives, and to cascade those objectives throughout the organization, and to prioritize and operationalize the achievement of these objectives. To determine levels of overall executive compensation, the Compensation Committee balances individual, functional area, and company-wide goals and achievements. On an individual level, each member of our executive team sets goals, focusing on the Company goals below, with an emphasis on setting goals that are both measurable and achievable. Our goal setting process is participatory. Each executive participates in establishing the objectives of our Company as a whole, and offers his or her views as to the goals of each other’s functional area, insofar as those goals impact the individual executive’s own functional area. We also ask our executives to provide feedback not only on their own performance and that of their particular area, but also of other functional areas and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management. Final goals and objectives are approved by the Board.

In 2012, our Company goals included:

QS-21 Stimulon® adjuvant

•	Raise profile of QS-21 Stimulon programs with Wall Street investors and analysts.

•	Continue to increase and preserve the value of the Company’s proprietary saponin adjuvant business.

HerpV

•	Initiate Phase 2 study.

Prophage Series

•	Advance commercial efforts in Russia.

•	Advance clinical development in patients with glioma at minimal expense to the Company.

Finance and Administration

•	Raise money sufficient to fund continuing operations.

•	Reduce burn rate without compromising our ability to execute on near term priorities.

Each year we evaluate the achievement of Company goals and objectives, functional area goals and individual executive performance. At the end of the year, we review final performance results versus our goals and objectives and begin discussions regarding goals and objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual cash bonus and equity-based awards. Equity-based awards are used to align the interests of our executives with those of our stockholders and to promote a long-term performance perspective and progress toward achieving our long-term strategy. Our general philosophy is to emphasize equity over cash compensation and long over short term compensation.

Our senior executives’ total compensation may vary significantly year to year based on Company and individual performance. Further, the value to our senior executives of equity awards will vary based on our stock price performance. The general structure of our compensation programs for executive officers is consistent with that of non-executive members of the management team. Perquisites are not a component of our compensation program, except that Dr. Armen receives car services which have not exceeded $16,000 a year in any of the preceding three years as noted below.

1. Short-term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary will typically be used to recognize the experience, skills, knowledge, and responsibilities required of each officer, as well as competitive market conditions.

a.	Base Salary: Base salaries for our executives are generally positioned at or around the 50th percentile versus our peer group (see “Competitive Market Review” for further information on the peer group). In establishing the base salaries of the executive officers, our Compensation Committee and management take into account a number of factors, including the executive’s seniority, position and functional role, and level of responsibility.

We also consider the following factors when determining base salary:

•

For newly hired personnel, we consider the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join our Company. In addition, we consider the competitive market for corresponding positions within comparable companies of similar size and stage of development.

•

For individuals newly promoted to a position, we also consider the competitive market and their prior salary and experience. Where these individuals may not have the same level of experience at the time of promotion as a counterpart hired from outside the Company, we may define a multi-step approach to bringing their salaries in line with targeted levels. Salary increases at each of these steps will be contingent on the continued good performance of the individual.

The base salary of our named executive group is reviewed on an annual basis, and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual financial constraints before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine base salary increases. In June 2012, the Board approved a 5% merit increase for each of our named executive officers effective July 2, 2012. In addition, the Board approved an additional 5% base salary increase for Ms. Klaskin to reflect an increase in her responsibilities and an additional 5% base salary increase for Ms. Valentine to bring her salary more in line with the Company’s peer group.

b.	Annual Incentive Bonuses: Annual incentive bonuses for our executive officers are based on achievement of the Company’s goals and objectives as well as individual performance as outlined in our 2004 Executive Incentive Plan, as amended (the “Executive Incentive Plan”). An individual executive is eligible to receive an award ranging from 0-200% of his or her target bonus based on the Compensation Committee’s evaluation of the achievement of Company goals and objectives and such individual’s performance. The Company’s annual goals and objectives are set at the beginning of each fiscal year and are reviewed and approved by the Board. At the end of the fiscal year, our executive management prepares a report outlining the extent to which Company goals and objectives were achieved and presents that report to the Compensation Committee along with a recommendation on the percentage funding level for the executive officers’ target bonus awards. The Compensation Committee evaluates the report, along with any relevant supporting documentation and considers it in the context of any change in facts or circumstances that could have impacted goal attainment throughout the year. From time to time, the Compensation Committee may request supplemental information from management to support its evaluation. Based on this evaluation, as well as the Company’s available financial resources, the Compensation Committee determines the appropriate funding level for the executive officers’ target bonus payout. There is no quantifiable formula or weighting of goals. As a result, the Compensation Committee exercises discretion in establishing the funding level of the executive officers’ target bonus payout, taking into account the level of achievement of the Company goals as a whole. Once determined, the recommended bonus payout level is applied to each executive officer’s target bonus percentage to establish the individual target award. The Compensation Committee may exercise further discretion to adjust the actual bonus paid to the individual executive officer based on his or her individual performance that impacted the Company’s overall performance.

For the 2011 and 2012 performance years, the target bonuses as a percentage of base salary were as follows:

	Target Bonus
Named Executive Officer	2011	2012
Dr. Armen	50%	50%
Ms. Sharp	40%	NA
Ms. Klaskin	30%	30%
Ms. Valentine	30%	30%
Ms. Wentworth	40%	40%

For the 2011 and 2012 performance years, the annual incentive awards granted to our executive officers and other members of key management were based on their target bonuses, which are based on competitive benchmarks, and the Committee’s assessment of overall Company performance. The Committee chose not to adjust individual awards except in the case of Dr. Armen’s 2012 award as noted below. This approach was taken to acknowledge and reinforce the importance of teamwork in addressing the unique set of performance challenges facing the Company in this cycle, which included limited staff and resources and the need to optimize cross-functional cooperation.

In determining the annual incentive awards granted to our executive officers for the 2012 performance year, our Compensation Committee noted the following key accomplishments:

QS-21 Stimulon adjuvant

•	Raised profile of QS-21 Stimulon programs with Wall Street investors and analysts. Equity research coverage was initiated by Roth Capital, William Blair & Company and Dawson James Securities.

•	Entered into a license agreement with a third party partner to explore alternative/next generation QS-21 Stimulon.

HerpV

•	Initiated a randomized, multi-center Phase 2 study testing HerpV and its effect on reducing viral shedding.

Prophage Series

•	Advanced commercialization efforts for Oncophage® vaccine in Russia in collaboration with NewVac.

•

The Alliance for Clinical Trials in Oncology, a National Cancer Institute cooperative group, agreed to initiate a randomized Phase 2 study testing Prophage Series in combination with Avastin in recurrent glioma.

General Finance and Administration

•	Raised approximately $25 million, including $15.3 million in non-dilutive funds through amended license agreements.

•	Reduced operating expenses by approximately $1.8 million.

The incentive awards for 2012 performance were delivered as a combination of cash, shares of unrestricted stock and payments made to cover taxes on restricted stock that vested in 2012. The total payout for 2012 performance for our named executive officers with the exception of Dr. Armen was 125% of target. In determining the 125% incentive award, our Compensation Committee gave weight to the fact that these accomplishments were made in a challenging economic environment in which the management team was under substantial resource constraints. Dr. Armen’s award for his 2012 performance was 175% of target. The Committee felt it was important to differentiate Dr. Armen’s award to recognize his leadership during the performance period and his vital role in successful fundraising efforts. The portion of the incentive award comprised of unrestricted stock will be delivered on June 14, 2013 subject to our stockholders approving an increase in the number of shares available for grant under the company’s 2009 Equity Incentive Plan. The number of the unrestricted shares to be issued is based on the closing price of the stock on the date the Committee approved the award. In 2011, the Compensation Committee approved certain amendments to the Company’s Executive Incentive Plan (which sets the parameters for executive incentive awards) to allow payment of required taxes related to the vesting of restricted stock grants to be made by the Company as a prepayment of an anticipated bonus. At the time of bonus payout, the total amount paid in taxes by the Company for each executive will be deducted from the final bonus payout. The Compensation Committee feels that these adjustments will encourage executives to hold vested shares of stock instead of selling shares to cover taxes.

2. Long-term Incentives.

Our long-term incentives consist of stock options and restricted stock grants. Our stock options and restricted stock grants are designed to align management’s performance objectives with the interests of our stockholders because these awards only confer value on management as stockholder value is realized. Our Compensation Committee grants options and restricted stock to key executives to enable them to participate in long-term appreciation of our stockholder value, as well as to share the impact of any business setbacks, whether Company-specific or industry-based. Additionally, through each grant’s vesting schedule, stock options and restricted stock provide a means of encouraging the retention of key executives.

In January 2011 and June 2012, the Compensation Committee approved grants of restricted stock awards for Company executive officers and senior management team that vest only on the achievement of key milestones. These awards were based upon guidelines recommended by the Compensation Committee’s independent compensation consultant, Oyster Pond Associates. The weightings for these awards were based on the Committee’s judgment and its assessment of the strategic importance of the applicable milestone. The Compensation Committee believes these restricted stock awards enhance the pay-for-performance characteristics of its long-term incentive strategy and provides even closer alignment with stockholder interests as the awards vest upon achievement of strategically important milestones.

For the January 2011 grant, the milestones and weightings were:

•	Completion of a major collaboration or acquisition that advances the development of our HSP products or expands our product and/or technology portfolio: 40%,

•	Completion of enrollment in the Prophage Series G-100, Phase 2 trial in patients with newly-diagnosed glioma: 40%, and

•	Completion of the restructuring of our 2005 and 2006 convertible notes: 20%.

The 2011 Performance Shares had a term of two and a half years. Any portion of the grant not earned in that timeframe would be forfeited.

On March 9, 2011, the Compensation Committee approved the vesting of the 20% portion of the January 2011 grant of restricted shares to Agenus executives tied to the restructuring of our 2005 and 2006 convertible notes. The 2006 notes were restructured and the maturity extended to August 31, 2014 and the 2005 notes were largely retired. The shares were vested on March 9, 2011. The Compensation Committee also approved a cash award sufficient to cover the income taxes due on the vested portion of the grant, the amount of which was deducted from the executive’s final 2012 bonus award.

On March 14, 2012, the Compensation Committee approved the vesting of the 40% portion of the January 2011 grant of restricted shares to Agenus executives tied to the completion of a major collaboration or acquisition which advances the development of our HSP products or expands our product and/or technology portfolio. The Compensation Committee based their approval on the successful execution of 1) the agreement with NewVac Ltd. to commercialize Oncophage in Russia, 2) the expanded licensing agreement and right of first negotiation with GlaxoSmithKline plc and 3) an agreement with a third party to develop and manufacture their proprietary product in exchange for certain fees and pre-specified payments. The Compensation Committee agreed that while none of these accomplishments individually meet the criteria for vesting, when considered together as a group they did. The Compensation Committee also approved a cash award sufficient to cover income taxes due on the vested portion of grant, the amount of which was deducted from the executive’s final 2012 bonus award.

On September 12, 2012, the Compensation Committee approved the vesting of 83% of the 40% portion of the January 2011 grant of restricted shares to Agenus executives tied to the completion of patient accrual for our G-100 Phase 2 trial. The number of shares vested was prorated to reflect the 46 patients treated against the initial goal of 55. The Committee determined that integrity of the trial was not compromised by the reduced number of patients accrued but felt it important to adjust the award. The remaining shares were cancelled and returned to the equity pool. The Compensation Committee also approved a cash award sufficient to cover income taxes due on the vested portion of the grant, the amount of which was deducted from the executive’s final 2012 bonus award.

For the June 2012 restricted stock grant, 50% of the shares vest on the achievement of any of the following performance milestones:

•	Restructuring or conversion of the 2006 convertible notes,

•	Filing of a marketing application for first vaccine containing QS-21 Stimulon® adjuvant,

•	Timely completion of enrollment in HerpV Phase II trial, and

•	Completion of a major collaboration or acquisition that advances the development of our HSP product(s) or expands our product and/or technology portfolio.

The 2012 Performance Shares have a term of three years. Any portion of the grant not earned in that timeframe will be forfeited. Details of each executive’s grant are included under “Compensation Actions for 2012.”

The details of all stock options and restricted stock grants made to our named executive officers in 2012 and 2013 are outlined in the section entitled “Compensation Actions for our Chief Executive Officer and our other Named Executive Officers” and are also reflected in the Summary Compensation Table.

Initial and Promotional Long-Term Incentive Grants:

The size of the initial long-term incentive grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options and restricted stock awards owned by other executives in comparable positions within our Company and has, with the assistance of its independent compensation consultant, Oyster Pond Associates, established long-term incentive guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other early-stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we set the number of options and restricted shares to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant, determined using methods that are consistent with the guidance in Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”),

•	the face value of the grant by position,

•	the face value of the grant as a multiple of base salary,

•	the number of options and restricted shares granted by position,

•	the number of options and restricted shares, in total, granted, and still held, by position as a percentage of total shares granted and of total common shares outstanding, and

•	the proportion of exercisable to non-exercisable shares held, in total.

On a total Company basis, when it is appropriate, we analyze:

•	total annual equity burn rates,

•	total number of shares remaining in the approved pool under the 2009 Equity Incentive Plan, and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitive level of our equity-based compensation practices versus the market.

Ultimately, awards to senior executives are driven by their performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies. Equity awards are not granted automatically to our executives on an annual basis.

Directors, executive officers, and all other employees of our Company are required to sign our Company’s Policy Statement on Securities Trades. This policy prohibits trading on, or disclosing, material non-public information, and also establishes “black-out” periods for directors, officers, and certain other members of key management to avoid even the appearance of impropriety.

3. Benefits.

We provide the following benefits to our senior executives generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance,

•	Life insurance,

•	Short- and long-term disability,

•	401(k) plan, and

•	Employee Stock Purchase Plan.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

4. Severance Compensation and Termination Protection.

We have entered into employment and change of control arrangements with Dr. Armen, Ms. Sharp, Ms. Valentine, and Ms. Wentworth. Ms. Klaskin participates in our executive change of control plan, and in June 2012, the Company broadened some of Ms. Klaskin’s rights in the event of a change of control to be more in line with the benefits granted to other executive officers under their employment and change in control arrangements. These arrangements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change of control of the Company or a termination without cause by us, each as is defined in the respective agreements or plan. Certain provisions of Ms. Sharp’s employment agreement terminated upon her resignation as a member of the Company’s senior management team. However, Ms. Sharp continues to be bound by non-competition and non-solicitation covenants in her employment agreement until May 11, 2013.

The employment and change of control arrangements and the executive change of control plan, as applicable, between our Company and our senior executives and the related severance compensation provisions are designed to meet the following objectives:

•

Change of Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, a merger or sale of the Company may be in the best interests of our stockholders. We provide severance compensation if an executive is terminated as a result of a change of control transaction in order to maintain management continuity in the event a potential transaction is announced and to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

•

Termination without Cause: If we terminate the employment of an executive officer who is party to an employment and change of control arrangement without cause, or the executive resigns due to a compensation reduction or, in the case of Dr. Armen, for other good reason as defined in the applicable agreement, we are obligated to continue to pay the base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering one year after termination and because we and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

The payments provided under these arrangements are as follows:

•

Change of Control: Upon a change of control, 50% of the executives’ unvested stock options and restricted shares immediately vest. If the executive is terminated other than for cause or resigns for good reason as a result of the change of control, the remaining 50% vests.

•	If Dr. Armen is terminated other than for cause or resigns for good reason upon a change of control, he is entitled to receive from the Company:

•	his base salary for a period of 24 months, bonus, and medical and dental benefits continuation,

•	outplacement services, and

•	a gross-up payment to cover any excise taxes required under Section 280G of the Code.

•

Our other named executive officers are entitled to receive from the Company 18 months base salary, bonus, and medical and dental benefits continuation, outplacement services and, in the case of Ms. Valentine and Ms. Wentworth, Section 280G gross-up payments under the same circumstances.

•	Termination without Cause:

•

If we terminate Dr. Armen’s employment without cause or he resigns for good reason not involving a change of control, he is entitled to 18 months base salary, bonus, medical and dental benefits continuation, and outplacement services.

•	Ms. Wentworth and Ms. Valentine are entitled to 12 months base salary, bonus, medical and dental benefits continuation, and outplacement services under the same circumstances.

Executive employment and change of control arrangements are covered in greater detail in the section entitled “Potential Payments Upon Termination or Change of Control.”

Compensation Actions for our Chief Executive Officer and our other Named Executive Officers

Compensation actions for 2012 and 2013 reflect our management’s and our Compensation Committee’s assessments of performance relative to Company goals and objectives and individual performance objectives, and comparisons against market references described above.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for our senior executives, including our named executive officers, but excluding himself. Using the same criteria outlined above, our Compensation Committee works with the Vice President of Human Resources and Administration and Oyster Pond Associates, the independent compensation consultant engaged by the Compensation Committee to determine the specific compensation actions for our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

Compensation Actions in 2012:

•

Base Salary: In June 2012, our Compensation Committee increased Dr. Armen’s base salary by 5% from $466,400 to $489,720. Dr. Armen receives 32% of his base salary in unrestricted shares of our common stock.

•

Annual Incentive Bonus: In December 2011, our Compensation Committee approved an annual incentive bonus of 91,659 unrestricted shares of common stock in lieu of cash valued at $210,816 to reward Dr. Armen for his performance in 2011. The shares were granted on June 19, 2012. In 2012, the Company paid $73,662 to cover Dr. Armen’s taxes on the vesting of restricted stock. This amount will be deducted from Dr. Armen’s final bonus payment in 2013. See “Compensation Actions in 2013-Annual Incentive Bonus”.

•

Long-Term Incentives: In conjunction with a company-wide grant in June 2012, Dr. Armen was granted options to acquire 250,000 shares of our common stock at an exercise price per share of $5.34, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. At the same time, Dr. Armen was granted a restricted stock award for 50,000 shares of our common stock, which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2013:

•

Base Salary: As of April 23, 2013, our Compensation Committee has made no change to Dr. Armen’s base salary for 2013. Dr. Armen continues to receive 32% of his base salary in unrestricted shares of common stock.

•

Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $428,505 to reward Dr. Armen for his performance in 2012. Dr. Armen’s bonus was reduced by the $73,662 paid by the Company on behalf of Dr. Armen to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Dr. Armen 83,296 shares of unrestricted stock in lieu of cash valued at $354,843. The shares are to be granted on June 14, 2013, subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan (Proposal 2 herein).

•	Long-Term Incentives: No long term incentives have been granted to Dr. Armen in 2013.

Christine M. Klaskin—Vice President, Finance

Compensation Actions in 2012:

•	Base Salary: In June 2012, our Compensation Committee increased Ms. Klaskin’s base salary by 10% from $196,100 to $215,710.

•

Annual Incentive Bonus: In December 2011, our Compensation Committee approved an annual incentive bonus of 20,245 unrestricted shares of common stock in lieu of cash valued at $46,564 to reward Ms. Klaskin for her performance in 2011. Of these shares, 12,789 vested in January and 7,456 were granted and vested immediately on June 19, 2012. In 2012 the Company paid $20,669 to cover Ms. Klaskin’s taxes on the vesting of restricted stock. This amount will be deducted from Ms. Klaskin’s final bonus payment in 2013. See “Compensation Actions in 2013-Annual Incentive Bonus”.

•

Long-Term Incentives: In conjunction with a company-wide grant in June 2012, Ms. Klaskin was granted options to acquire 56,250 shares of our common stock at an exercise price per share of $5.34, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. At the same time, Ms. Klaskin was granted a restricted stock award for 21,250 shares of our common stock, which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2013:

•	Base Salary: As of April 23, 2013, our Compensation Committee has made no change to Ms. Klaskin’s base salary for 2013.

•

Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $80,891 to reward Ms. Klaskin for her performance in 2012. Ms. Klaskin’s bonus was reduced by the $20,669 paid by the Company on behalf of Ms. Klaskin to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Ms. Klaskin 8,482 shares of unrestricted stock in lieu of cash valued at $36,134. The shares are to be granted on June 14, 2013 subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan (Proposal 2 herein). The remainder of $24,089 was paid in cash in January 2013.

•	Long-Term Incentives: No long term incentives have been granted to Ms. Klaskin in 2013.

Karen H. Valentine—Vice President and General Counsel

Compensation Actions in 2012:

•	Base Salary: In June 2012, our Compensation Committee increased Ms. Valentine’s base salary by 10% from $233,200 to $256,520.

•

Annual Incentive Bonus: In December 2011, our Compensation Committee approved an annual incentive bonus of 25,258 unrestricted shares of common stock in lieu of cash valued at $58,094 to reward Ms. Valentine for her performance in 2011. Of these shares, 15,208 vested in January 2012 and 10,050 were granted and vested immediately on June 19, 2012. In 2012, the Company paid $22,919 to cover Ms. Valentine’s taxes on the vesting of restricted stock. This amount will be deducted from Ms. Valentine’s final bonus payment in 2013. See “Compensation Actions in 2013-Annual Incentive Bonus”.

•

Long-Term Incentives: In conjunction with a company-wide grant in June 2012, Ms. Valentine was granted options to acquire 75,000 shares of our common stock at an exercise price per share of $5.34, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. At the same time, Ms. Valentine was granted a restricted stock award for 25,000 shares of our common stock, which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2013:

•	Base Salary: As of April 23, 2013, our Compensation Committee has made no change to Ms. Valentine’s base salary for 2013.

•

Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $96,195 to reward Ms. Valentine for her performance in 2012. Ms. Valentine’s bonus was reduced by the $22,919 paid by the Company on behalf of Ms. Valentine to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Ms. Valentine 10,320 shares of unrestricted stock in lieu of cash valued at $43,966. The shares are to be granted on June 14, 2013, subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan (Proposal 2 herein). The remainder of $29,311 was paid in cash in January 2013.

•	Long-Term Incentives: No long term incentives have been granted to Ms. Valentine in 2013.

Shalini Sharp—Former Vice President and Chief Financial Officer

Compensation Actions in 2012:

•	Base Salary: Our Compensation Committee made no change to Ms. Sharp’s base salary for 2012.

•

Annual Incentive Bonus: In December 2011, our Compensation Committee approved an annual incentive bonus of 34,834 unrestricted shares of common stock in lieu of cash valued at $80,119 to reward Ms. Sharp for her performance in 2011. Of these shares, 22,121 vested in January 2012 and 12,713 were granted and vested immediately on June 19, 2012. In 2012, the Company paid $24,898 to cover Ms. Sharp’s taxes on the vesting of restricted stock.

•	Long-Term Incentives: No long term incentives were granted to Ms. Sharp in 2012.

Kerry A. Wentworth—Vice President, Clinical, Regulatory and Quality

Compensation Actions in 2012:

•	Base Salary: In June 2012, our Compensation Committee increased Ms. Wentworth’s base salary by 5% from $254,400 to $267,120.

•

Annual Incentive Bonus: In December 2011, our Compensation Committee approved an annual incentive bonus of 36,274 unrestricted shares of common stock in lieu of cash valued at $83,432 to reward Ms. Wentworth for her performance in 2011. Of these shares, 22,121 vested in January and 14,153 were granted and vested immediately on June 19, 2012. In 2012, the Company paid $38,527 to cover Ms. Wentworth’s taxes on the vesting of restricted stock. This amount will be deducted from Ms. Wentworth’s final bonus payment in 2013. See “Compensation Actions in 2013-Annual Incentive Bonus”.

•

Long-Term Incentives: In conjunction with a company-wide grant in June 2012, Ms. Wentworth was granted options to acquire 75,000 shares of our common stock at an exercise price per share of $5.34, representing the fair market value of a share of our common stock on the date of grant, and that vest in equal quarterly increments over a three-year period. At the same time, Ms. Wentworth was granted a restricted stock award for 25,000 shares of our common stock, which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”.

Compensation Actions in 2013:

•	Base Salary: As of April 23, 2013, our Compensation Committee has made no change to Ms. Wentworth’s base salary for 2013.

•

Annual Incentive Bonus: In December 2012, our Compensation Committee approved an annual incentive bonus of $133,560 to reward Ms. Wentworth for her performance in 2012. Ms. Wentworth’s bonus was reduced by the $38,527 paid by the Company on behalf of Ms. Wentworth to cover taxes on the vesting of restricted stock in 2012. The Compensation Committee awarded Ms. Wentworth 13,384 shares of unrestricted stock in lieu of cash valued at $57,020. The shares are to be granted on June 14, 2013 subject to stockholder approval of the increase in the number of shares authorized for issuance under the 2009 Equity Incentive Plan (Proposal 2 herein). The remainder of $38,013 was paid in cash in January 2013.

•	Long-Term Incentives: No long term incentives have been granted to Ms. Wentworth in 2013.

Competitive Market Review

The market for top tier executive talent is highly competitive. Our objective is to attract and retain a superior leadership team. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in and outside our geographic area and by other life science companies.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel.

In order to succeed in attracting highly talented executives, we continuously monitor market trends and draw upon surveys prepared by the Radford Surveys division of AON Hewitt, custom research developed by our compensation consultant, Oyster Pond Associates, and other nationally recognized surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market References: How We Define Market and How We Use Market Compensation Data. Since 2003, our Compensation Committee has engaged Oyster Pond Associates as an independent compensation consultant to evaluate our total compensation program and compare it to levels in the market.

Defining the Market. For 2012, we used two market references to compare our executive total compensation practices and levels to those in the market:

1.	Radford Global Life Sciences Survey conducted by the Radford unit of AON Hewitt: A national survey of executive compensation levels and practices that covers approximately 1,300 positions in more than 560 life science organizations. We focus primarily on a predetermined subset of companies with between 50 and 149 employees.

2.	Proxy data derived from a select peer group of biotech companies of a similar size, market capitalization, development stage and therapeutic focus. The composition of this group is reassessed on an annual basis with guidance from our compensation consultant, Oyster Pond Associates.

In September 2010, the Compensation Committee last updated the select peer group to include twenty-five (25) companies as follows: ARIAD Pharmaceuticals; ArQule, Inc; Array BioPharma; AVEO Pharmaceuticals; BioCryst Pharmaceuticals; Cell Therapeutics; Curis, Inc; Cytokinetics; Dyax; GTx, Inc; Idera Pharmaceuticals; ImmunoGen, Inc; Immunomedics, Inc; Infinity Pharmaceuticals; Ligand Pharmaceuticals; Omeros; Pain Therapeutics; Peregrine Pharmaceuticals; Sangamo BioSciences; Sunesis Pharmaceuticals; Synta Pharmaceuticals; Trubion Pharmaceuticals; Vical, Inc; Zalicus (formerly CombinatoRx, Inc); and ZIOPHARM Oncology.

In September 2011, the Compensation Committee decided to keep the same peer group as 2010 with the exception of Trubion, which was acquired by Oxford Bioscience. The Compensation Committee placed a “watch” on each of ARIAD Pharmaceuticals, AVEO Pharmaceuticals and ImmunoGen, Inc. based on substantive increases in their market capitalizations. No adjustments to the peer group were made in 2012.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual compensation (including target annual incentive opportunity) and by total compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market reference by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance. We will continue to emphasize long-term equity incentives and performance-based incentive compensation delivered in the form of equity to maintain our competitive pay philosophy.

For 2012, the total compensation paid to the named executive officers generally fell between the 40th and 60th percentile of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that the total compensation was reasonable in the aggregate and under our financial circumstances. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual compensation versus the market references will vary year to year based on Company and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives. We expect to continue targeting total annual direct compensation at approximately the 50th percentile, with an emphasis on performance-based variable compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis, and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. For example, we expect that if we become a fully integrated commercial company, our executive compensation program, and in particular our Executive Incentive Plan, will focus more on quantitative performance metrics. Our Compensation Discussion and Analysis would, in the future, reflect these evolutionary changes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

The Compensation Committee of the Board has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair)

Brian Corvese

Timothy R. Wright

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

This table shows certain information about the compensation earned in 2012, 2011, and 2010 by our Chief Executive Officer, our Former Chief Financial Officer, our Principal Accounting Officer, and our other most highly compensated executive officers who were serving as executive officers as of December 31, 2012. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Garo H. Armen, Ph.D.(1)	2012	478,060	615,626	(6)	1,085,637	73,662	30,686	2,283,671
Chief Executive Officer	2011	464,200	383,210	(6)	742,106	22,838	42,573	1,654,927
	2010	440,000	253,316		210,280	5,072	37,350	946,018

Shalini Sharp(11)	2012	102,647	114,873		—	25,414	7,185	250,119
Former Vice President and Chief Financial Officer	2011	254,400	75,125	(7)	217,633	65,417	22,179	634,754
	2010	244,708	156,529		75,100	32,916	19,335	528,588

Christine M. Klaskin	2012	208,545	123,708	(10)	244,268	22,109	3,976	602,606
Vice President, Finance and	2011	196,100	35,771	(10)	79,078	37,574	6,020	354,543
Principal Accounting and Financial Officer	2010	188,629	93,481		45,060	19,290	5,894	352,354

Karen H. Valentine	2012	244,860	152,614	(8)	325,691	24,194	19,585	766,944
Vice President and General Counsel	2011	233,200	47,501	(8)	128,329	41,962	19,080	470,072
	2010	224,315	106,910		45,060	22,387	16,916	415,588

Kerry A. Wentworth	2012	260,762	189,197	(9)	325,691	40,778	7,938	824,366
Vice President, Clinical, Regulatory and Quality	2011	254,400	86,612	(9)	265,867	62,104	11,056	680,039
	2010	244,708	160,279		90,120	30,916	9,801	535,824

(1)	As an employee-director, Dr. Armen receives no additional compensation for his services to the Board.
(2)	Based on the fair value of nonvested shares on the grant date. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 as filed on March 18, 2013 for assumptions applied.
(3)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 as filed on March 18, 2012 for assumptions applied.
(4)	Cash bonuses paid under the Executive Incentive Plan.
(5)	Please see the tables below which summarize all other compensation.
(6)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis —Long-Term Incentives”. Assuming the achievement of all milestones, the grant date fair value of the 2012 award is $267,000, $133,500 of which is included in the 2012 amount, and, the grant date fair value of the 2011 award is $211,145, $126,690 of which is included in the 2011 amount.
(7)	Stock awards for 2011 include the grant date fair value of performance shares which vest based on the completion of certain milestones as indicated above in the section titled “Long-Term Incentives”. Assuming the achievement of all probable milestones the grant date fair value of the award is $76,577, $45,946 of which is included in this amount.
(8)

Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones the grant date fair value of the 2012 award is $133,500, $66,750 of which is included in the 2012 amount, and the grant date fair value of the 2011 award is $45,738, $27,443 of which is included in the 2011 amount.
(9)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones the grant date fair value of the 2012 award is $133,500, $66,750 of which is included in the 2012 amount, and the grant date fair value of the 2011 award is $95,716, $57,433 of which is included in the 2011 amount.
(10)	Stock awards for 2012 and 2011 include the grant date fair values of performance shares, which vest based on the completion of certain milestones as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives”. Assuming the achievement of all milestones the grant date fair value of the 2012 award is $113,475, $56,738 of which is included in the 2012 amount, and the grant date fair value of the 2011 award is $31,500, $18,900 of which is included in the 2011 amount.
(11)	Effective May 11, 2012, Ms. Sharp resigned as Vice President and Chief Financial Officer of the Company. Effective upon her resignation, the Board of the Company appointed Ms. Sharp to serve as a member of the Board.

Other Compensation

2012:

This table shows the components of the “All Other Compensation” received by our named executive officers in 2012.

Executive Officer	Insurance Premiums ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	20,074	10,612	30,686
Shalini Sharp	7,185	—	7,185
Christine M. Klaskin	2,776	1,200	3,976
Karen H. Valentine	19,585	—	19,585
Kerry A. Wentworth	7,938	—	7,938

2011:

This table shows the components of the “All Other Compensation” received by our named executive officers in 2011.

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	21,364	1,685	15,658	3,866	42,573
Shalini Sharp	20,932	1,247	—	—	22,179
Christine M. Klaskin	2,793	2,027	—	1,200	6,020
Karen H. Valentine	16,814	2,266	—	—	19,080
Kerry A. Wentworth	8,365	2,591	—	100	11,056

2010:

This table shows the components of the “All Other Compensation” received by our named executive officers in 2010.

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	18,754	957	13,789	3,850	37,350
Shalini Sharp	17,967	1,368	—	—	19,335
Christine M. Klaskin	2,759	1,935	—	1,200	5,894
Karen H. Valentine	14,505	2,411	—	—	16,916
Kerry A. Wentworth	7,335	2,466	—	—	9,801

Grants of Plan-Based Awards for 2012

This table shows our grants of plan-based awards to named executive officers in 2012. All of the awards under the Non-Equity Incentive Plan Compensation column in the Summary Compensation table were made under our Executive Incentive Plan. The awards reflected in the All Other Stock Awards and All Other Option Awards columns were made under our 2009 Equity Incentive Plan.

Executive Officer	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Garo H. Armen, Ph.D.	6/14/2012	(1)	50,000			267,000
Chief Executive Officer	6/14/2012	(2)		250,000	5.34	1,085,637
	6/19/2012	(3)	91,659			482,126

Shalini Sharp	1/3/2012	(3)	22,121			48,003
Former Vice President and Chief Financial Officer

Christine M. Klaskin	6/19/2012	(3)	12,713			66,870
Vice President, Finance and Principal Accounting and Financial Officer	6/14/2012	(1)	21,250			113,475
	6/14/2012	(2)		56,250	5.34	244,268
	6/19/2012	(3)	7,456			39,219

Karen H. Valentine	1/3/2012	(3)	15,208			33,001
Vice President and General Counsel	6/14/2012	(1)	25,000			133,500
	6/14/2012	(2)		75,000	5.34	325,691
	6/19/2012	(3)	10,050			52,863

Kerry A. Wentworth	1/3/2012	(3)	22,121			48,000
Vice President, Clinical, Regulatory and Quality	6/14/2012	(1)	25,000			133,500
	6/14/2012	(2)		75,000	5.34	325,691
	6/19/2012	(3)	14,153			74,445

(1)	The restricted stock vests based on the achievement of performance milestones as determined by the Compensation Committee of the Board of Agenus Inc., as indicated above in the section titled “Long-Term Incentives.”
(2)	The stock option vests in equal quarterly installments over three years beginning September 14, 2012.
(3)	The restricted stock vested on the grant date.

(4)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 as filed on March 18, 2012 for assumptions applied.

Dr. Armen, Ms. Valentine, and Ms. Wentworth each currently have an employment and change of control agreement providing a minimum base salary. The employment and change of control agreements for our current and former executive officers entitle them to participate in employee benefit and fringe benefit plans and programs made available to executives generally. Additionally, the employment and change of control agreements provide for the reimbursement of reasonable, customary and necessary business expenses, subject to our travel policy. For our executives, all other compensation items, including perquisites, comprise a small portion of overall total compensation.

The exercise price for all stock options granted in 2012 equaled the fair market value of the Company’s common stock on the date of the grant. Fair market value on the date of grant was determined as the closing market price of the Company’s common stock on the date of the grant.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table shows outstanding equity awards for the named executive officers as of December 31, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)
Garo H. Armen, Ph.D.	87,500	—		9.48	7/16/19	—		—
Chief Executive Officer	53,037	—		9.78	9/15/16	—		—
	35,200	—		13.62	9/12/17	—		—
	42,500	—		9.42	9/10/18	—		—
	—	—		—	—	1,389	(1)	5,695
	53,472	4,861	(2)	4.50	1/26/20	—		—
	—	—		—	—	50,000	(3)	205,000
	47,632	34,022	(4)	6.30	1/4/21	—		—
	69,123	50,055	(5)	3.36	9/14/21	—		—
	41,667	208,333	(6)	5.34	6/14/22	—		—

Christine M. Klaskin	4,537	—		9.48	7/16/19	—		—
Vice President, Finance and Principal Accounting and Financial Officer	5,000	—		10.44	9/13/16	—		—
	2,551	—		9.78	9/15/16	—		—
	8,150	—		13.62	9/12/17	—		—
	8,333	—		9.42	9/10/18	—		—
	—	—		—	—	417	(1)	1,710
	11,458	1,042	(2)	4.50	1/26/20	—		—
	—	—		—	—	21,250	(3)	87,125
	3,899	2,777	(4)	6.30	1/4/21	—		—
	9,606	6,957	(5)	3.36	9/14/21	—		—
	9,375	46,875	(6)	5.34	6/14/22	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)

Karen H. Valentine	4,687	—		9.48	7/16/19	—		—
Vice President and General Counsel	2,083	—		9.78	9/15/16	—		—
	5,000	—		12.18	12/4/16	—		—
	8,150	—		13.62	9/12/17	—		—
	8,333	—		9.42	9/10/18	—		—
	—	—		—	—	417	(1)	1,710
	11,458	1,042	(2)	4.50	1/26/20	—		—
	—	—		—	—	25,000	(3)	102,500
	8,598	6,142	(4)	6.30	1/4/21	—		—
	11,270	8,162	(5)	3.36	9/14/21	—		—
	12,500	62,500	(6)	5.34	6/14/22	—		—

Kerry A. Wentworth	7,500	—		9.48	7/16/19	—		—
Vice President, Clinical, Regulatory and Quality	10,000	—		12.18	6/14/16	—		—
	3,333	—		9.78	9/15/16	—		—
	26,866	—		13.62	9/12/17	—		—
	10,833	—		9.42	9/10/18	—		—
	—	—		—	—	694	(1)	2,845
	22,916	2,084	(2)	4.50	1/26/20	—		—
	—	—		—	—	25,000	(3)	102,500
	17,994	12,854	(4)	6.30	1/4/21	—		—
	23,008	16,661	(5)	3.36	9/14/21	—		—
	12,500	62,500	(6)	5.34	6/14/22	—		—

(1)	The restricted stock vested on January 26, 2013.
(2)	The options vested on January 26, 2013.
(3)	The restricted stock vests based on the achievement of performance milestones as determined by the Compensation Committee of the Board of Agenus Inc., as indicated above in the section titled “Compensation Discussion and Analysis—Long-Term Incentives.”
(4)	The options vest in five equal quarterly installments beginning January 4, 2013, provided the executive remains employed with us.
(5)	The options vest in eight equal quarterly installments beginning March 14, 2013, provided the executive remains employed with us.
(6)	The options vest in ten equal quarterly installments beginning March 14, 2013, provided the executive remains employed with us.
(7)	We valued the stock awards using the closing price of our common stock on The NASDAQ Capital Market on December 31, 2012, which was $4.10 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting.

Option Exercises and Stock Vested for 2012

The following table shows information about restricted stock that vested in 2012 and the value realized on those awards by our named executive officers in 2012. No stock options were exercised by our named executive officers in 2012.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
Garo Armen Chief Executive Officer	121,746	634,023

Shalini Sharp Former Vice President and Chief Financial Officer	46,231	172,172

Christine M. Klaskin Vice President, Finance and Principal Accounting and Financial Officer	25,572	93,451

Karen H. Valentine Vice President and General Counsel	32,239	120,880

Kerry A. Wentworth Vice President, Clinical, Regulatory and Quality	50,173	192,491

Pension Benefits for 2012

We do not have any plans providing for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans for 2012

We do not have any nonqualified defined contribution plans or other deferred compensation plans for our executive officers.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. Dr. Armen, Ms. Valentine, and Ms. Wentworth are each currently party to employment and change of control agreements providing for payments in connection with such officers’ termination or a change of control. Ms. Klaskin is party to a change of control arrangement providing for payments in connection with a change of control. A “change of control” or “change in control” is defined in each of the agreements and plan generally as (i) the acquisition by any individual, entity or group of 50% or more of the common stock of the Company, (ii) a change in the incumbent Board such that incumbent directors cease to constitute at least a majority of our Board, (iii) a sale or other disposition of all or substantially all of the assets of the Company, or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. The following text and tables summarize the potential payments to each applicable named executive officer assuming that the triggering event occurred on December 31, 2012, the last day of our fiscal year.

Our Chief Executive Officer

Under Dr. Armen’s employment and change in control agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason (as defined), he is entitled to receive from the Company:

•	his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under Dr. Armen’s employment and change in control agreement, “good reason” means the occurrence of any of the following events:

(i)	failure to continue Dr. Armen in the position of Chief Executive Officer,

(ii)	a material and substantial diminution in the nature or scope of his responsibilities, duties or authority,

(iii)	a material reduction in base salary or benefits, or

(iv)	relocation of Dr. Armen’s principal office, without his prior consent, to a location more than 30 miles away (in the event of a change of control).

Upon a change of control 50% of any of Dr. Armen’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 24 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	acceleration of vesting for all unvested stock options and unvested restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment and change in control agreement, he is subject to a non-competition and non-solicitation period for the greater of 18 months post-termination or the period during which he is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination or Change of Control	Termination in Connection with a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	979,440	734,580
Bonus Payment	857,010	642,758
Acceleration of Vesting of Equity	255,740	N/A
Perquisites and Other Personal Benefits	53,653	44,551
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A
Total:	2,145,843	1,421,889

We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on The NASDAQ Capital Market on December 31, 2012, which was $4.10 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting. Upon a change of control without termination, the acceleration of vested equity would be valued at $128,142.

We assumed in each case that termination is not for cause, the executive does not violate his non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within two years of termination or change of control, and the executive does not incur legal fees requiring reimbursement from us.

We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

Gross-up payments assume a December 31, 2012 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $4.10 (the closing price of our common stock on December 31, 2012) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Other Named Executive Officers

Under the employment and change in control agreements for Ms. Valentine and Ms. Wentworth, if we terminate either officer’s employment without cause or if either officer terminates her employment for a material reduction in base salary or benefits (“Compensation Reduction”) , the terminated officer is entitled to receive from the Company:

•	her base salary for a period of 12 months plus a lump sum payment of the higher of the officer’s target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the employment and change in control agreements for Ms. Valentine and Ms. Wentworth, upon a change of control:

•

50% of any of each officer’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate the officer’s employment without cause or if the officer terminates her employment for a Compensation Reduction or good reason (as defined), the officer is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of their target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code, and

•	the acceleration of vesting for all unvested stock options and unvested restricted stock as of the date of termination.

Under the employment and change in control agreements for Ms. Valentine and Ms. Wentworth, “good reason” means the occurrence of any of the following events:

(i)	relocation of the executive, without her prior consent, to a location more than 30 miles away,

(ii)	failure of the Company to continue the executive in the position held immediately prior to the change of control, or

(iii)	a material and substantial diminution in the nature or scope of her responsibilities, duties or authority.

Under the change of control arrangement with Ms. Klaskin, upon a change of control:

•

50% of each of Ms. Klaskin’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture, and

•

If a change of control occurs and, within 18 months, we terminate Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target incentive bonus for that year or her last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change in control.

Under the change of control arrangement with Ms. Klaskin, “good reason” means: (i) a material reduction in her base salary, benefits, duties or responsibilities; or (ii) relocation of her principal office, without his/her consent, to a location to a location more than 30 miles away.

Additionally, under Ms. Klaskin’s, Ms. Valentine’s and Ms. Wentworth’s arrangements, they are each subject to a non-competition and non-solicitation period for the greater of 12 months post-termination or the period during which the officer is receiving post-termination payments from us.

	Termination in Connection with a Change of Control* ($)			Termination without Cause or For Compensation Reduction or with Good Reason* ($)
Executive Benefits and Payments Upon Termination or Change of Control	Ms. Klaskin	Ms. Valentine	Ms. Wentworth	Ms. Klaskin	Ms. Valentine	Ms. Wentworth
Base Salary	323,565	384,780	400,680	N/A	256,520	267,120
Bonus Payment	121,337	144,293	200,340	N/A	96,195	133,560
Acceleration of Vesting of Equity	95,275	111,821	120,425	N/A	N/A	N/A
Perquisites and Other Personal Benefits	19,661	44,551	26,944	N/A	35,448	23,710
Gross-up Payments for Change of Control Excise Taxes	N/A	N/A	N/A	N/A	N/A	N/A
Total:	559,838	685,445	748,389	N/A	388,163	424,390

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on The NASDAQ Capital Market on December 31, 2012, which was $4.10 per share, utilizing the same assumptions that we utilize under ASC 718 for our financial reporting. Upon a change of control without termination, the acceleration of vested equity would be valued at $47,659 $55,960, and $60,316 for Ms. Klaskin, Ms. Valentine, and Ms. Wentworth respectively.

•

We assumed in each case that termination is not for cause, the executive does not violate her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and dental insurance coverage from another employer within eighteen months of termination or change of control, and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•

Gross-up payments assume a December 31, 2012 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $4.10 (the closing price of our common stock on December 31, 2012) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Change of Control Arrangements Under Our 2009 Equity Incentive Plan

Under our 2009 Equity Incentive Plan, in the event of a change of control (as determined by the Board), the Board may make a provision for the continuation, acceleration or assumption or substitution of unvested options and restricted stock, or provide for a cash-out of outstanding awards.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for their service as a non-employee director in 2012:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Tom Dechaene	46,000	63,207	—	109,207
Wadih Jordan	41,500	63,207	—	104,707
Timothy R. Wright	73,500	63,207	—	136,707
Brian Corvese	57,000	63,207	—	120,207
Shalini Sharp(3)	22,750	31,603	—	54,353

(1)	Includes fees earned in 2012 but deferred pursuant to our Directors’ Deferred Compensation Plan (as amended).
(2)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 as filed on March 18, 2013 for assumptions applied. Each director was granted 15,000 options during 2012 with the exception of Ms. Sharp who was granted 7,500.
(3)	Effective May 11, 2012, Ms. Sharp resigned as Vice President and Chief Financial Officer of the Company. Effective upon her resignation, the Board of the Company appointed Ms. Sharp to serve as a member of the Board.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2012

Type of Fee
Annual retainer	$34,000
Additional annual retainer for Lead Director	$18,000
Additional annual retainer for Audit and Finance Committee Chair	$18,000
Additional annual retainer for Audit and Finance Committee member	$9,000
Additional annual retainer for Compensation Committee Chair	$7,500
Additional annual retainer for Compensation Committee member	$5,000
Additional annual retainer for Corporate Governance and Nominating Committee Chair	$6,000
Additional annual retainer for Corporate Governance and Nominating Committee member	$3,000
Additional annual retainer for Research and Development Committee Chair	$6,000
Additional annual retainer for Research and Development Committee member	$3,000
Additional annual retainer for Business Advisory Committee member	$3,000
Initial stock option grant(1)	25,000 shares
Annual stock option grant(1)	15,000 shares

(1)	Each stock option grant vests over three years in equal annual installments. Any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his or her term.

Agenus also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Our Directors’ Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation in the form of equity under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of our common stock within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 15, 2013, Agenus had 27,853,844 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Agenus common stock, as of that date, by:

•	each of our current directors,

•	each nominee for director,

•	our Chief Executive Officer,

•	our Principal Financial and Accounting Officer,

•	our other most highly compensated executive officers who were serving as executive officers as of December 31, 2012 and are named in the Summary Compensation Table, and

•	all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 15, 2013, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 15, 2013 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of April 15, 2013 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares		Number of Shares Issuable(1)		Total	Percent of Class
Garo H. Armen, Ph.D.(2)	1,719,522	(3)	594,911	(4)	2,314,433	8.1%
Tom Dechaene	—		40,635	(5)	40,635	*
Wadih Jordan	—		88,295	(6)	88,295	*
Timothy R. Wright	1,666		80,523	(7)	82,189	*
Brian Corvese	—		22,499		22,499	*
Shalini Sharp	81,311		116,761		198,072	*
Christine M. Klaskin	23,690		76,415		100,105	*
Karen H. Valentine	29,384		90,410		119,794	*
Kerry A. Wentworth	37,410		159,436		196,846	*
All current directors and executive officers as a group (9 persons)(8)	1,892,983		1,269,885	(8)	3,162,868	10.9%

*	Less than one percent
(1)	Shares that can be acquired upon the exercise of stock options or restricted shares vested as of 60 days following April 15, 2013, and in the case of directors, shares to be distributed under the DDCP.
(2)	Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is CEO, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock.
(3)	Includes 292,122 and 500,000 shares or our common stock held by the Garo Armen 2009 4 Year GRAT and the Garo Armen 2012 2 Year GRAT, respectively. Dr. Armen is the trustee and has investment authority for each of these GRATs.
(4)	Includes 90,341 shares issuable upon exercise of warrants.

(5)	Includes 14,802 deferred shares to be distributed in accordance with the terms of our DDCP.
(6)	Includes 49,495 deferred shares to be distributed in accordance with the terms of our DDCP.
(7)	Includes 37,523 deferred shares to be distributed in accordance with the terms of our DDCP.
(8)	Includes 101,820 deferred shares to be distributed in accordance with the terms of our DDCP and excludes shares held by Holdings as described in footnote (2).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 15, 2013 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A-1 Preferred	1,591,039 31,620	(1)	5.72 100	% %
Larry N. Feinberg c/o Oracle Partners, L.P., 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830	Common	1,352,205	(2)	4.86%
FMR LLC 82 Devonshire Street, Boston, Massachusetts 02109	Common	2,159,514	(3)	7.77%
Fletcher Asset Management, Inc. 48 Wall Street, 5th Floor New York, NY 10005	Series B Preferred	3,105	(4)	100%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Common	1,658,127	(5)	5.96%
Ingalls & Snyder LLC 61 Broadway New York, NY 10006	Common	2,116,034	(6)	7.61%

(1)	Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of April 15, 2013, he would have held 1,924,372 shares of our common stock, or 6.84% of the shares outstanding.
(2)	Larry N. Feinberg is senior managing member of Oracle Associates, LLC, which serves as the general partner of Oracle Partners, L.P. Oracle Associates and affiliates (Oracle Partners, L.P. and Mr. Feinberg) are known to beneficially own an aggregate of 1,352,205 shares of our common stock.
(3)	As reported in the Schedule 13G as filed by FMR LLC on February 14, 2013.
(4)	Fletcher Asset Management, Inc. owns 3,105 shares of our Series B Convertible Preferred stock, our only shares of outstanding Series B preferred stock.
(5)	As reported in the Schedule 13G as filed by BlackRock, Inc. on January 30, 2013.
(6)	As reported in the Schedule 13G as filed by Ingalls & Snyder LLC on April 18, 2013. Includes 2,000,000 shares owned by Ingalls & Snyder Value Partners L.P.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2012 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

No such transactions or currently proposed transactions since January 1, 2012 exist.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,093,198	$6.88	755,804
Equity compensation plans not approved by security holders	—		—

Total	3,093,198		755,804

(1)	Includes 94,354 shares issuable under our DDCP at a weighted average price of $7.87.
(2)	Includes 102,328 shares that may be issued under our 2009 Employee Stock Purchase Plan and 81,675 shares available under our DDCP.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN

Description of Proposed Amendment to the Plan

The Board has adopted, subject to stockholder approval, an amendment to our 2009 Equity Incentive Plan as amended through June 13, 2012. The purpose of the amendment is:

•

to revise Section 4(g) of the 2009 Equity Incentive Plan to include a prohibition against allowing the Board to re-price outstanding options granted under the 2009 Equity Incentive Plan without stockholder consent,

•	to increase the number of shares authorized for issuance under the 2009 Equity Incentive Plan from 4,200,000 to 6,200,000,

•	to clarify that no more than 1,000,000 shares of common stock be available for issuance pursuant to the exercise of incentive stock options, and

•	to clarify that no single participant may receive more than 1,000,000 options or stock appreciation rights in any one calendar year.

All our executive officers and directors, including Mr. Corvese and Mr. Wright, our director-nominees, are eligible for awards under the 2009 Equity Incentive Plan. Dr. Armen, Ms. Valentine, Ms. Wentworth, and Ms. Klaskin are also stockholders and may vote their shares for approval of the adoption of the amendment to the 2009 Equity Incentive Plan.

Rationale for Including a Prohibition Against Re-pricing of Stock Options without Stockholder Approval

The 2009 Equity Incentive Plan currently contains a provision which allows the Board to approve the re-pricing of stock options without stockholder approval. Our Board recognizes that stockholders generally prefer to participate in decisions regarding the re-pricing of outstanding options granted under equity incentive plans. Our Board believes that it is not necessary for the effectiveness of the 2009 Equity Incentive Plan for our Board to be able to re-price stock options without stockholder approval. Our Board also believes that including a prohibition against the re-pricing of stock options without stockholder approval may be considered to be in the best interest of the stockholders.

Rationale for Proposed Increase in Share Pool

The Company operates in an extremely competitive environment with respect to the hiring and retention of qualified employees. Accordingly, we are seeking stockholder approval of an increase in the number of shares issuable under our 2009 Equity Incentive Plan to (i) attract the best available talent for the successful conduct of our business (ii) retain key employees and (iii) support the Company’s anticipated growth. We believe that use of equity compensation allows us to maintain a competitive compensation program without increasing the use of cash. We further believe that equity compensation aligns the interests of employees and non-employee directors with the interests of our other stockholders.

Like our other stock plans, the 2009 Equity Incentive Plan Stock Plan contains no “evergreen” or automatic replenishment provisions by which the number of shares available for issuance under the plan would be automatically increased either periodically or based on specific events. If the amendment to the plan is approved, there would be 6,200,000 shares available for grant under the plan.

If the amendment to the plan is not approved, there would be 455,511 shares available for grant under the plan as of April 15, 2013. Certain grants of equity awards by the Company have been made pursuant to the 2009 Equity Incentive Plan, contingent on stockholder approval of this proposal, including grants to our named executive officers, of 115,482 shares of unrestricted stock made in lieu of cash for their 2012 annual incentive bonus. Set forth below is a summary of the awards that the Compensation Committee has, as of the date hereof, committed to make pursuant to the 2009 Equity Incentive Plan, subject to stockholder approval thereof, to the persons specified below.

Rationale for Other Proposed Amendments

Our Board also proposes to amend the 2009 Equity Incentive Plan (i) to clarify that no more than 1,000,000 shares of common stock be available for issuance pursuant to the exercise of incentive stock options, and (ii) to clarify that no single participant may receive more than 1,000,000 options or stock appreciation rights in any one calendar year. The Board is proposing these changes to codify the Company’s existing administration of the 2009 Equity Incentive Plan and to ensure that the Company will comply with existing applicable tax laws and regulations and avoid adverse tax consequences for the Company and the participants in the 2009 Equity Incentive Plan.

Committed Equity Awards Under

Amended 2009 Equity Incentive Plan

Name and Position	Number of Shares (a)
Garo H. Armen, Ph.D. Chief Executive Officer	83,296	(b)
Christine M. Klaskin Vice President, Finance and Principal Accounting and Financial Officer	8,482	(c)
Karen H. Valentine Vice President and General Counsel	10,320	(c)
Kerry A. Wentworth Vice President, Clinical, Regulatory and Quality	13,384	(c)
All current executive officers as a group	115,482
All current directors, who are not Executive Officers, as a group	0
All employees, including all current officers who are not Executive Officers, as a group	91,516

(a) Shares of unrestricted stock to be granted June 14, 2013 if this proposal is approved.

(b) Represents 100% of 2012 annual incentive bonus

(c) Represents 60% of 2012 annual incentive bonus

Description of the 2009 Equity Incentive Plan

The following is a brief summary of the 2009 Equity Incentive Plan. This summary of the 2009 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2009 Equity Incentive Plan and Amendment No. Two to the 2009 Equity Incentive Plan which are included as Appendix A and B, respectively, in this proxy statement.

Types of Awards

The 2009 Equity Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock, unrestricted stock and other equity-based awards, such as stock appreciation rights, phantom stock awards, and restricted units, which we refer to collectively as Awards. All Awards are based on our common stock. The closing price of our common stock on April 15, 2013 was $4.46.

Incentive Stock Options and Nonstatutory Stock Options. For each option granted under the 2009 Equity Incentive Plan, our Board shall determine the number of shares of our common stock covered by the option, the exercise price (which may not be less than 100% of fair market value of the share subject thereto at the time of grant), the duration (which may not exceed ten years), and the conditions and limitations applicable to the exercise of the option and the common stock issued thereunder, including vesting provisions, repurchase provisions and restrictions relating to applicable securities laws. Option grants intended by the Board to qualify as incentive stock options shall be subject to and construed consistently with the requirements of Section 422 of the Code. The 2009 Equity Incentive Plan permits the following forms of payment of the exercise price of options: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of common stock owned by the participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

Currently, the Board may, without stockholder approval, (i) amend any outstanding option granted under the 2009 Equity Incentive Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option and (ii) cancel any outstanding option and grant in substitution therefor new options covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. We are proposing to delete the foregoing provisions from the Plan, subject to stockholder approval at the 2013 Annual Meeting.

No option granted under the 2009 Equity Incentive Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Stock Awards and Restricted Stock Awards. The Board shall determine the terms and conditions of any stock award granted under the 2009 Equity Incentive Plan entitling recipients to acquire shares of our common stock. The Board may provide that a stock award is subject to forfeiture should the conditions in the applicable award not be satisfied before the end of the applicable restriction period.

Other Stock-Based Awards. The Board shall have the right to grant other awards based on or with reference to our common stock or its trading price having such terms or conditions as the Board may determine.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive Awards under the 2009 Equity Incentive Plan. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

The granting of Awards under the 2009 Equity Incentive Plan is discretionary, and the individuals who may become participants and receive Awards under the 2009 Equity Incentive Plan, and the number of shares they may acquire, are not determinable. The Company had 57 employees on April 15, 2013 and 5 non-employee directors, all of whom are eligible to receive Awards under the 2009 Equity Incentive Plan.

Administration

The 2009 Equity Incentive Plan is administered by our Board. The Board has the authority to grant and amend Awards, to adopt, amend and repeal the rules relating to the 2009 Equity Incentive Plan, and to interpret and correct the provisions of the 2009 Equity Incentive Plan and any Award. Our Board may delegate authority under the 2009 Equity Incentive Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2009 Equity Incentive Plan. To the extent permitted by law, the Board may delegate to an officer the power to grant Awards, provided that only the Board may grant Awards to any executive officer of the Company. The 2009 Equity Incentive Plan requires that all discretionary Awards to non-employee directors will only be granted and administered by a committee, each member of which is an “independent director” as defined in NASDAQ’s Marketplace Rules.

The Board is required to make appropriate adjustments in connection with the 2009 Equity Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. Our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, even if such acceleration may cause adverse tax consequences under Sections 280G, 4999, 422, or other sections of the Code.

The 2009 Equity Incentive Plan also contains provisions addressing the consequences of any acquisition of the Company. In connection with an acquisition of the Company, by merger, sale of all or substantially all the assets or capital stock of the Company, or any other change in control or acquisition of the Company, as determined by the Board, the Board shall make appropriate provision for any outstanding Awards on the same basis or on different basis as our Board determines for:

•	continuation of the Awards by the Company;

•	assumption or substitution of Awards by the acquirer or surviving entity;

•	upon written notice, termination of all unexercised Awards unless the vested portion is exercised within a specified period following the date of such notice;

•

a cash payment to the holder of an unexercised Award equal to the difference between the fair market value of the Award and its exercise price, if applicable, or the vested portion thereof, including any vesting that may be accelerated; or

•	any combination of the foregoing.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant Awards in substitution for any stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards shall be granted under the 2009 Equity Incentive Plan on such terms as our Board deems appropriate and, except as required under Section 422 and related provisions of the Code, substitute options shall not count against the overall share limit under the 2009 Equity Incentive Plan.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the 2009 Equity Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

The Board may at any time amend, suspend or terminate the 2009 Equity Incentive Plan, subject to stockholder approval under any applicable legal, regulatory or listing requirement, or any outstanding Award, provided that the consent of the participant shall be required if such action would materially and adversely affect the participant. No Award may be made under the 2009 Equity Incentive Plan after the ten-year anniversary of its adoption, but Awards previously granted may extend beyond that date.

Dividends and Cash Awards

The Board may issue an Award that provides the participant with dividends or dividend equivalents or cash payments in lieu of or in addition to an Award.

Loans

The Board may authorize loans or cash payments to participants in connection with an Award. Loans may be secured by any security, including common stock, underlying or related to such Award, provided that no loan may exceed the fair market value of the security subject to such Award.

Federal Income Tax Consequences Related to the 2009 Equity Incentive Plan

This summary of the United States federal income tax consequences to the Company and recipients of Awards granted under the 2009 Equity Incentive Plan is based on the federal tax laws in effect as of the date of this proxy statement. This summary is very general and changes to these laws, or administrative or judicial interpretations of them, could alter the tax consequences described below. Additionally, this discussion does not address state or local tax, federal employment tax, or other federal tax consequences that may be associated with the 2009 Equity Incentive Plan. Award recipients should consult their own tax advisors about how these rules affect their own particular tax situation.

Incentive Stock Options

A participant generally will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax. The Company will not be entitled to a deduction as a result of the grant or exercise of an incentive stock option.

If the shares received pursuant to the exercise of an incentive stock option are disposed of within two years from the date of grant or within one year from the date of exercise, the participant will recognize ordinary income equal to the excess of the sale price over the price paid for the shares. The Company will be entitled to a deduction for the same amount. If the shares received pursuant to the exercise of an incentive stock option are disposed of more than two years from the date or grant and more than one year after the option was exercised, then the participant will recognize long-term capital gain or long-term capital loss on the spread. The Company will not be entitled to a deduction as a result of the disposition.

Nonstatutory Stock Options

A participant generally will not recognize taxable income upon the grant of a nonstatutory stock option. A participant will recognize ordinary income upon the exercise of a nonstatutory stock option equal to the excess of the then fair market value of the stock over the exercise price. The participant’s basis for determining gain or loss upon the subsequent disposition of such shares acquired upon exercise will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of the option. Upon disposition, the difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year upon disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company may be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election is made pursuant to Section 83(b) of the Code, a participant will recognize ordinary income at grant equal to the excess of the then fair market value of the stock over the purchase price. If the participant does not make a Section 83(b) election, the participant will not recognize income until the stock vests, at which point the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the vesting date over the purchase price. The participant’s basis for determining gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable.

Upon the disposition of any stock received as a stock award under the 2009 Equity Incentive Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. The Company may be entitled to a deduction in the year in which ordinary income is recognized by the participant; provided that the deduction is not otherwise limited under the Code.

Other Stock-Based Awards

The tax consequences associated with other stock-based Awards granted under the 2009 Equity Incentive Plan will vary depending on the type of Award and its specific terms. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

Compensation paid to certain “covered employees” of public companies that exceeds $1 million is not deductible under Section 162(m) of the Code unless certain conditions are met, including whether the compensation qualifies as “performance-based compensation.” Thus, any deductions available to the Company for grants under the 2009 Equity Incentive Plan will be subject to the limitations of Section 162(m) of the Code.

Other Tax Considerations

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The Patient Protection and Affordable Care Act, which was enacted on March 23, 2010, introduced a new Net Investment Income Tax imposed by Section 1411 of the Internal Revenue Code. For taxable years beginning after December 31, 2012, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to a 3.8 percent tax on this Net Investment Income.

Vote Required

To approve Proposal 2, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2013 Annual Meeting and voting on the matter must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2013

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2013 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2012. Representatives of KPMG LLP are expected to be present at the 2013 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $362,746 for 2012 and $370,874 for 2011.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our 401(k) Retirement Plan were $25,221 in 2012 and $25,070 in 2011.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation services for Antigenics Therapeutics Ltd. were 1,000 Euros in 2012 and 2011.

All Other Fees

We paid no other fees to KPMG LLP for 2012 or 2011.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2012 and 2011 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 3, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm has authority to vote your unvoted shares on Proposal 3. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website at http://www.agenusbio.com/investors/corporate. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2012, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (3) received the written disclosures from the auditors required by the Public Company Accounting Oversight Board independence and ethics rule, Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors their independence, and considered whether the provision of permissible non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

By the Audit and Finance Committee,

Brian Corvese, Chair

Tom Dechaene

Timothy R. Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2014 Annual Meeting of Stockholders

Proposals to be included in the proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2014 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by December 31, 2013.

Other proposals (not to be included in the proxy statement). Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2014 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 12, 2014, if you wish to bring business before the 2014 Annual Meeting of Stockholders, you must give us written notice by December 31, 2013.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2014 Annual Meeting of Stockholders is given or made and the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after June 12, 2014, notice by the stockholder must be received by the Company 45 days prior to the date of the 2014 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2014 Annual Meeting of Stockholders is given or made and the date of the 2014 Annual Meeting of Stockholders is not within 30 days before or after June 12, 2014, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2014 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2014 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 800-962-2436 or IR@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The 2009 Equity Incentive Plan (as amended) and the financial statements from our Annual Report on Form 10-K for the year ended December 31, 2012 are herein incorporated by reference.

APPENDIX A

AGENUS

2009 EQUITY INCENTIVE PLAN (AS AMENDED TO DATE)

1. Purpose and Eligibility

The purpose of this 2009 Equity Incentive Plan (the “Plan”) of Agenus Inc., a Delaware corporation (the “Company”), is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan, other than a person who has irrevocably elected not to be eligible. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8.

2. Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan or any Award.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean any such other Committee or the Board, as applicable. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in the applicable NASDAQ Marketplace Rules.

c. Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future parent or subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 4,200,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the original purchase price thereof, such shares of Common Stock shall again be available for the grant of Awards under the Plan. The Board may adopt such share counting rules as it deems appropriate, provided that such rules are not inconsistent with the Plan.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Board (or substituted Awards may be made) to avoid an unfair result. If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4. Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “Incentive Stock Option” ), shall be granted only to employees of the Company and any other entity the employees of which are entitled to receive Incentive Stock Options under the Code. All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify such exercise price in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the shares subject thereto at the time of grant, as determined by the Board.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person, or any other form of notice approved by the Board, together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. No shares shall be delivered pursuant to any exercise of an Option until the Company receives payment in full of the option exercise price in the manner provided in the applicable option agreement. Methods of payment may include any of the following or any combination thereof or any other form of lawful consideration: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

g. Repricing. The Board may, without stockholder approval, amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option. The Board may also, without stockholder approval, cancel any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

h. No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

5. Stock Awards

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock for any lawful consideration (a “Stock Award”). The Board may, but need not, provide that such Stock Award shall be subject to forfeiture to the Company in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Stock Award. In the case of a Restricted Stock Award, any stock certificates issued in respect thereof shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon or with reference to the Common Stock or the trading price thereof and having such terms and conditions as the Board may determine, including, without limitation, the grant or sale of shares of stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units, which may be settled in cash or stock.

7. General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award shall be evidenced by an instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan. If a person to whom an Award has been granted fails to execute and deliver to the Company within the time specified by the Company the form of Award instrument specified by the Company, such Award shall be voidable by the Company at its election, with or without notice to such person.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. In connection with an Acquisition (as defined below), the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”) shall as to outstanding Awards (on the same basis or on different bases as the Board shall specify) make appropriate provision for the continuation of such Awards by the Company or the assumption of, or substitution for, such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, in lieu of, or in combination with the foregoing, with respect to unexercised Options or other unexercised Awards, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more such Options or Awards (or the vested portion thereof) must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such unexercised Options or unexercised Awards (or the vested portion thereof) shall terminate in their entirety, and/or provide that one or more unexercised Options or unexercised Awards (or the vested portion thereof), in whole or in part, shall be terminated in their entirety in exchange for a cash payment equal to the fair market value (as determined by the Board in its sole discretion) for the shares subject to such unexercised Options or unexercised Awards (or the vested portion thereof) minus the exercise price thereof, if applicable. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights, vesting provisions or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other change of control or acquisition of the business of the Company, as determined by the Board.

(iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or a Subsidiary or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained elsewhere herein. Substitute Options shall not count against the overall share limit set forth in Section 3(a), except as may be required by reason of Section 422 and related provisions of the Code.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable Award). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. The Board may impose such restrictions in connection therewith as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award under certain circumstances including, but not limited to, if the Board determines that the provisions of the Plan or any Award are in contravention of any law or regulation of any governmental entity or self-regulatory organization with jurisdiction over the Company, or would have material adverse effects on the taxation of the Company or the Participant. In connection therewith, the Board may substitute for any such Award another Award of the same or a different type, change the date of exercise or realization, convert an Incentive Stock Option to a Nonstatutory

Stock Option or effect any other modification or amendment, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in ownership or control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

j. Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property.

k. Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

l. Loans. The Board may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the fair market value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Board may establish at the time of such loan or at any time thereafter.

m. Use for Settlement or Compensation. Awards may be made available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.

8. Miscellaneous

a. Definitions.

(i) “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Agenus Inc., as defined in Section 424(f) of the Code (a “Subsidiary” ), and any future parent corporation of Agenus Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee,” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)), shall include a person to whom an offer of employment has been extended by the Company.

b. No Right to Employment, Service on the Board or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, service on the Board or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effect on Other Benefit Plans. Unless specifically provided otherwise in an applicable Award, the amount of any compensation deemed to be received by a Participant as a result of the receipt or exercise of an Award will not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

e. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement. Without limiting the generality of the foregoing, the Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

f. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

g. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required stockholder approval under any applicable legal, regulatory or listing requirement.

h. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

This Plan was originally approved by the Board of Directors on March 12, 2009.

This Plan was originally approved by the Stockholders on June 10, 2009.

Amendment No. 1 to this Plan was approved by the Board of Directors on March 15, 2012.

Amendment No. 1 to this Plan was approved by the Stockholders on June 13, 2012.

APPENDIX B

AMENDMENT NO. TWO TO

AGENUS

2009 EQUITY INCENTIVE PLAN

The 2009 Equity Incentive Plan (as amended) of Agenus, Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 6,200,000 shares.”

2.	Section 4(a) of the Plan is hereby amended by adding the following to the end thereof:

“Subject to adjustment as provided in Section 3(b), the aggregate number of shares of Common Stock subject to Options or Stock Appreciation Rights that may be granted during any one calendar year to any one Participant shall not exceed 1,000,000 shares.”

3.	Section 4(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “Incentive Stock Option”), shall be granted only to employees of the Company and any other entity the employees of which are entitled to receive Incentive Stock Options under the Code. Subject to adjustment as provided in Section 3(b), in no event shall more than 1,000,000 shares of Common Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan. All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

4.	Section 4(g) of the Plan is hereby deleted in its entirety and replaced with the following:

“g. Prohibition of Repricing. The Board is prohibited from amending any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option without stockholder approval. The Board is also prohibited from cancelling any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option without stockholder approval.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Approved by the Board of Directors – March 7, 2013

B-1

(FORM OF PROXY CARD)

AGENUS INC. 3 FORBES ROAD LEXINGTON, MASSACHUSETTS 02421

VOTE BY INTERNET  –  www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records, and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Agenus Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 11, 2013.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends that you vote FOR the following:
1. Election of Directors Nominees:	For	Withhold	Against

(01) Brian Corvese	☐	☐	☐

(02) Timothy R. Wright	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve an amendment to our 2009 Equity Incentive Plan (as amended).	☐	☐	☐

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

AGENUS INC.

Annual Meeting of Stockholders

June 12, 2013 5:00 P.M.

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Agenus Inc. (the “Company”) hereby appoints Garo H. Armen, Ph.D. and Christine M. Klaskin, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 12, 2013, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND MAIL THIS PROXY TODAY.

Continued and to be signed on reverse side.